                                                                    EXHIBIT 4.14

                            SUBSCRIPTION AGREEMENT

     This Subscription Agreement (the "Agreement") is made as of April 27, 2000 between Optical Networks, Incorporated, a California corporation, with its principal office at 166 Baypointe Parkway, San Jose, California 95134 and CCT Telcom Holdings Limited, a company incorporated in the Cayman Islands, with its principal office at 32/F. China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong (the "Purchaser").

1.   SUBSCRIPTION

     The Purchaser hereby irrevocably subscribes for and agrees to purchase, on and subject to the terms and conditions set forth herein, from Optical Networks, Incorporated, a California corporation, or its successor corporation upon a reincorporation into Delaware (hereinafter, collectively referred to as the "Company"), and the Company agrees to sell to the Purchaser, a number of shares of its Common Stock (the "Shares") equal to $10,000,000 divided by the per share price to the public in the Company's initial public offering (the "IPO") (rounded down to the nearest whole share) at a price per share equal to the per share price to the public in the IPO. Purchaser hereby acknowledges that the Company is currently incorporated in California and may undertake a reincorporation in Delaware and in conjunction therewith may change its name.

2.   PAYMENT

     At the Closing, as defined below, the aggregate purchase price for the Shares (the "Subscription Price"), shall be paid by wire transfer to the account of the Company pursuant to instructions and account information to be provided.

3.   DOCUMENTS TO BE PROVIDED BY PURCHASER

     Contemporaneously herewith, the Purchaser and the Company are entering the Restated and Amended Investors' Rights Agreement attached hereto as Exhibit A (the "Rights Agreement") to be effective as of the Closing (defined below), and the Regulation S Investor Representation Letter attached hereto as Exhibit B (the "Regulation S Letter").

4.   CLOSING AND DELIVERY OF SHARE CERTIFICATES

     Delivery and payment for the Shares will be completed in one closing (the "Closing") at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California at 9:00 a.m. Pacific Time (the "Closing Time") on the closing date of the IPO or at such earlier date and time as the Company and the Purchaser may agree in writing (the "Closing Date").

     A certificate representing the Shares (the "Certificate") will be delivered at Closing against payment to the Company of the Subscription Price in the manner specified in Section 2 above.

5.   CONDITIONS TO CLOSING BY THE PURCHASER

     The Purchaser's obligation to purchase the Shares at the Closing is subject to fulfillment on or prior to the Closing Date of each of the following conditions (any of which may be waived by the Purchaser in its sole discretion):

     5.1 Rights Agreement. The Company shall have executed and delivered the Rights Agreement to the Purchaser.

     5.2 Registration Statement. The registration statement filed with the Securities and Exchange Commission in connection with the Company's initial public offering of its common stock to the public shall have been declared effective.

     5.3 Representations and Warranties. The representations and warranties made by the Company in Section 7 hereof shall be true and correct when made, and shall be true and correct on the Closing Date (unless provided otherwise in Section 7) with the same force and effect as if such representations had been made on and as of said date. The representation in Section 7.3, other than as updated by the Registration Statement referred to in Section 5.2 as of the Closing Date, shall also be true and correct on the Closing Date with the same force and effect as if such representations had been made on and as of said date

     5.4 Opinion as to Shares. The Purchaser shall have received a customary opinion of Fenwick & West as to the validity of the Shares being purchased.

6.   CONDITIONS TO CLOSING BY THE COMPANY

     The Company's obligation to issue and sell the Shares to the Purchaser at the Closing is subject to the fulfillment of the following conditions (any of which, other than Section 6.3, may be waived by the Company in its sole discretion):

     6.1 Representations and Warranties. The representations and warranties made by the Purchaser in Section 9 hereof and in the Regulation S Letter shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if such representations had been made on and as of said date.

     6.2 Payment. The Company shall have received from the Purchaser payment in full for the Subscription Price.

     6.3 Board Approval. The Company's Board of Directors shall have authorized or ratified and approved this Agreement and the transactions contemplated hereby.

7.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser that, except as otherwise set forth on the Schedule of Exceptions attached as Exhibit C hereto, the following will be true and correct as of the Closing Date (except for the representations contained in Section 7.1 and 7.3, which are true only as of the date hereof):

     7.1 Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of California and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

     7.2 Corporate Power. The Company has all requisite power to execute and deliver this Agreement and the Rights Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement and the Rights Agreement.

     7.3 Financial Statements. The Company has delivered to the Purchaser the audited financial statements of the Company as of December 31, 1999 (the "Financial Statements"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and present fairly the financial position of the Company as of their respective dates. The Company has no liabilities which are, individually or in the aggregate, material to the business or financial condition of the Company (of the type required to be included in a balance sheet prepared in accordance with generally accepted accounting principles), except for (i) liabilities disclosed in the Financial Statements, (ii) liabilities that have been incurred by the Company since December 31, 1999 in the ordinary course of business, and (iii) liabilities that have not had a material adverse effect on the Company's business or financial condition.

     7.4 Authorization. All corporate action on the part of the Company, its directors, and its shareholders that is necessary for the authorization, execution, delivery, and performance of this Agreement and the Rights Agreement by the Company, for the authorization, sale, issuance, and delivery of the Shares, and for the performance by the Company of all of its obligations hereunder (except for the performance of its covenants to be performed after Closing) will have been taken prior to the Closing. This Agreement and the Rights Agreement, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies, and (iii) the extent that the indemnification provisions of Section 2.9 of the Rights Agreement may be limited by principles of public policy. The Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable; provided, however, that the Shares may be subject to certain restrictions on transfer under applicable state and Federal securities laws.

     7.5 Governmental Consents, etc. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or for the offer, sale, or issuance of the Shares, or for the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under the California Corporate Securities Law of 1968, as amended, and other applicable blue sky laws, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly after the Closing.

     7.6 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions, or any similar charges, in connection with this Agreement or any transaction contemplated hereby.

     7.7 No Conflict. The execution, delivery, and performance of, and compliance with, this Agreement and the Rights Agreement, and the issuance of the Shares, (i) have not resulted in and will not result in any violation of, or conflict with, or constitute a default under, any term of its Articles or Certificate of Incorporation or Bylaws, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company, and (ii) will not result in the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the Company, its business, or any of its properties or assets.

8.   MATTERS RELATING TO THE OFFER AND SALE OF THE SHARES

     The Purchaser acknowledges and agrees that: (i) it has received no registration statement, prospectus or any similar document in connection with its purchase of the Shares, (ii) its decision to execute this Agreement and the Rights Agreement and to purchase the Shares has not been based upon any verbal or written representations made by or on behalf of the Company, and (iii) its decision to purchase the Shares is based upon the information, representations and covenants of the Company contained in this Agreement, its own review of Company documents and records, and publicly available information concerning the Company.

9.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents, warrants, and covenants to the Company (which representations, warranties, and covenants shall survive the Closing) as of the date hereof and as of the Closing Date, as follows:

     9.1 Purchaser Qualifications. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and has substantial experience in evaluating and investing in private placement transactions, and as such is capable of evaluating the merits and risks of its investment in the Company. The Purchaser, by reason of its business or financial experience or the business or financial experience of its professional advisors who are not directly or indirectly affiliated with the Company or any affiliate or selling agent of the Company, has the capacity to protect its own interests in connection with its purchase of the Shares.

     9.2 Investment. The Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as a nominee or agent, and not with the view to or for resale in connection with any distribution thereof. The Purchaser understands that the offer and sale of the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

     9.3 Rule 144. The Purchaser acknowledges that the Shares must be held indefinitely unless the resale of the Shares is subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resales of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the existence of a public market for the shares, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than one year after a party has purchased and fully paid for the shares to be sold, (iv) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and (v) the number of shares being sold during any three-month period not exceeding specified limitations.

     9.4 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Shares.

     9.5 Access to Data. The Purchaser and its representatives, if any, has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and the conditions of this transaction, as well as to obtain any information requested by the Purchaser or its representatives. Any questions raised by the Purchaser or its representatives were answered to the satisfaction of the Purchaser or its representatives. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. The Purchaser's decision to enter into the transaction contemplated hereby is based in part on the answers to such questions as the Purchaser and its representatives have raised and on the Purchaser's own evaluation of the risks and merits of the transaction and the Company's proposed business activities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 7 of this Agreement or the right of the Purchaser to rely thereon.

     9.6 Authorization. This Agreement and the Rights Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and rules of law governing specific performance, injunctive relief, or other equitable remedies, and except to the extent that the indemnification provisions of Section 2.9 of the Rights Agreement may be limited by principles of public policy.

     9.7 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this agreement or any transaction contemplated hereby.

     9.8 Tax Consequences. The Purchaser has reviewed with its own tax advisors the federal, state, local and, if necessary, foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

10.  RESTRICTIONS ON TRANSFER

     10.1 Restrictions on Transfer. The Shares shall not be sold, assigned, transferred, or pledged except upon the conditions specified in this Section, the Regulation S Letter, the Restated Articles, and the Bylaws, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act. Any proposed transferee of the Shares held by the Purchaser must agree (prior to transfer) to take and hold such securities subject to the provisions and upon the conditions specified in this Article.

     10.2 Restrictive Legend. Each stock certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, merger, consolidation, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under the Regulation S Letter and applicable state securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION THEREFROM IS AVAILABLE.

     COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER, THE CERTIFICATE OF INCORPORATION OF THE COMPANY CONTAINING SUCH RESTRICTIONS, AND THE COMPANY'S BYLAWS, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

     The Purchaser of Shares and any permitted transferees consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer described in this Section.

     10.3 Notice of Proposed Transfers. Prior to any proposed transfer of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice (the "Notice") to the Company of such holder's intention to make such transfer. The Notice shall describe the manner and circumstances of the proposed transfer in sufficient detail. If reasonably requested by the Company prior to the transfer being effected, the holder shall provide to the Company a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the

Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act. Each stock certificate evidencing the Restricted Securities so transferred shall bear the appropriate restrictive legends set forth in Section 10.2 and in the Regulation S Letter.

11.  RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Purchaser acknowledges that the representations, warranties and covenants contained in this Agreement are made with the intent that they may be relied upon by the Company to, among other things, determine its eligibility to purchase the Shares. The Purchaser further agrees that by accepting the Shares, the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as of the Closing with the same force and effect as if they had been made by the Purchaser at the Closing.

     The Company acknowledges that the representations, warranties and covenants contained in this Agreement are made with the intent that they may be relied upon by the Purchaser. The Company further agrees that by selling the Shares, the Company shall be representing and warranting that the foregoing representations and warranties are true as of the Closing with the same force and effect as if they had been made by the Company at the Closing.

12.  TERMINATION

     This Agreement shall terminate and be of no further force and effect, and the rights of the Purchaser and the Company hereunder shall terminate if the registration statement filed in connection with the Company's IPO shall not have been declared effective by the Securities and Exchange Commission on or before July 31, 2000.

     Further, the Company shall have the right to terminate this Agreement and the rights of the Purchaser hereunder, if the U.S. Securities and Exchange Commission should determine that the sale of the Company securities hereunder should be integrated with the IPO.

13.  GENERAL PROVISIONS

     13.1 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

     13.2 Survival. The representations, warranties, and covenants of the parties made herein shall survive the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the parties.

     13.3 Successors and Assigns. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto, provided, however, that the rights of the Purchaser to purchase Shares shall not be assignable without the written consent of the Company.

     13.4 Entire Agreement; Amendment and Waiver. This agreement and the other documents delivered herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Purchaser and the Company.

     13.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to the Purchaser, at its address set forth on Exhibit A, or at such other address as the Purchaser shall have furnished to the Company in writing, or (ii) if to any other holder of the Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (iii) if to the Company, one copy to its address set forth on the first page of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Purchaser, and another copy to the Company's legal counsel to the attention of Michael Dillon, General Counsel, 166 Baypointe Parkway, San Jose, CA 95134.

     13.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     13.7 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision, which in economic substance reasonably approximates the excluded provision.

     13.8 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     13.9 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to articles, sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to articles, sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

     13.10 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     13.11 Costs. The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any counsel retained by the Purchaser) relating to the offer and sale of the Shares to the Purchaser shall be paid by the Purchaser.

     13.12 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

     Effective as of the date first set forth above.


OPTICAL NETWORKS, INCORPORATED



By: /s/ Hugh C. Martin
   -------------------------------

Name: Hugh C. Martin
     -----------------------------

Title: President and CEO
      ----------------------------


CCT TELCOM HOLDINGS LIMITED



By: /s/ Flora Cheng Yuk Ching
   -------------------------------

Name: Flora Cheng Yuk Ching
     -----------------------------

Title: Director
      ----------------------------



                  [Signature Page to Subscription Agreement]

                  Regulation S Investor Representation Letter
                  -------------------------------------------

     To: Optical Networks, Incorporated, a California corporation, or its successor corporation upon a reincorporation into Delaware (the "Company")

          The undersigned (the "Purchaser") proposes to acquire securities
issued by the Company.   United States federal and state securities laws require
that the Company issue its securities only to purchasers that meet certain qualifications. Purchaser agrees that the representations and agreements made by it in this Representation Letter will be used and relied upon by the Company in issuing the Company's securities to Purchaser without registration under federal and state securities laws.

          Purchaser has agreed to purchase shares of the Company's Common Stock (the "Shares") under that certain Subscription Agreement dated as of April ___, 2000 (the "Agreement"). In addition to the agreements, representations and warranties made by Purchaser under the Agreement, Purchaser hereby agrees, represents and warrants as follows:

          1. Business or Financial Experience. By reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Purchaser has the capacity to protect its own interests in connection with its investment in the Shares.

          2. Offshore Transaction. The offer to Purchaser to acquire the Shares was not made to any person within the United States (which, for purposes of this Representation Letter, includes the territories and possessions of the United States, any State of the United States and the District of Columbia), and, at the time Purchaser initiated its order to buy the Shares, Purchaser was outside the United States. Purchaser certifies that it is not a U.S. person and that it is not acquiring the Shares for the account or benefit of any U.S. person.

          3. Offering Restrictions. Purchaser acknowledges and agrees that the Shares (i) have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), will be issued under an exemption from registration under the Securities Act provided for in Regulation S promulgated under the Securities Act ("Regulation S") and (ii) in addition to any other restrictions set forth herein, may not be offered or sold in the United States or to any U.S. person (other then distributors) unless the Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

          4. Resale Restrictions. Purchaser acknowledges and agrees that hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act. Purchaser acknowledges and agrees that during the one year period beginning on the date of Purchaser's acquisition of the Shares (the "Restriction Period"): (i) Purchaser may resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; (ii) Purchaser may not engage in hedging transactions with regard to the Shares prior to the end of the Restriction Period; and (iii) (A) any offer or sale of the Shares shall not be to a U.S. person or for the account or benefit of a U.S. person; (B) prior to such purchase, the purchaser of such Shares shall certify that (1) it not a U.S. person and is not acquiring such Shares for the account or benefit of any U.S. person or (2) it is a U.S. person who purchased such Shares in a transaction that did not require registration under the Securities Act; (C) prior to such purchase, the purchaser of such Shares shall agree to resell during the Restrictive Period such Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; and (D) prior to such purchase, the purchaser of such Shares shall agree that hedging transactions including such Shares may not be conducted unless in compliance with the Securities Act.

          5. No Directed Selling Efforts. Purchaser acknowledges and agrees that it is not aware of any activity initiated for the purpose or with the effect of conditioning the market in the United States for the Shares offered to it.

          6. Stop Transfer Instructions and Legends. Purchaser understands that the Company will issue, and Purchaser consents to the issuing of, stop transfer instructions to the Company's transfer agent with respect to the Shares to assure compliance with the Securities Act. Purchaser consents to the placement of the following legend, in substantially the form below, on each certificate representing the Shares, in addition to any legends described in the
Agreement:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE COMPANY DOES NOT INTEND TO REGISTER THEM. THE SHARES MAY NOT BE OFFERED, TRANSFERRED OR SOLD EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

          6. Definition of U.S. Person. A "U.S. person", as used in this Representation Letter, means (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

          7. Conflict with Agreement. To the extent that any provision herein conflicts with any provision of the Agreement, Purchaser agrees that the provision herein will govern and control.

     In Witness Whereof, the undersigned Purchaser has executed this Investor Representation Letter as of the date set forth below.

Dated as of April 27, 2000             Purchaser:

                                       CCT Telcom Holdings Limited

                                       By: /s/ Flora Cheng Yuk Ching
                                          --------------------------

                                       Name: Flora Cheng Yuk Ching
                                            ------------------------

                                       Title: Director
                                             -----------------------

Agreed to and Accepted:

Optical Networks, Incorporated

By: /s/ Hugh C. Martin
   --------------------------

Name: Hugh C. Martin
     ------------------------

Title: President and CEO
      -----------------------